Exhibit 99.1

Media Contact:
Charles Keller 612-678-7786 charles.r.keller@ampf.com

Shareholder Contact:
Gary Terpening 212-850-1533 gary.a.terpening@ampf.com

News Release
Seligman Premium Technology Growth Fund
Raises Approximately $262 million
Initial Public Offering of Closed-End Technology Fund Led by Paul Wick and the
Seligman Technology Team of RiverSource Investments, LLC;
Fund Employs a Rules-Based Call Option Writing Strategy to Mitigate Market Risk,
Provide Income
MINNEAPOLIS — Minnesota, November 25, 2009 — Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the “Fund”) announced today that it raised approximately $262 million in its initial public offering. The Fund is a closed-end fund which commenced trading today on the New York Stock Exchange. The Fund’s investment manager is RiverSource Investments, LLC (“RiverSource Investments”). The underwriting syndicate was led by Wells Fargo Securities, LLC, UBS Investment Bank and Ameriprise Financial Services, Inc. The Fund’s investment objectives are to seek growth of capital and current income. The Fund offers:
•	The opportunity to benefit from the long-term growth potential of technology and technology-related stocks.

•	The experience and insight of the Seligman Technology Team of RiverSource Investments — an established technology investment leader.

•	A rules-based call option writing strategy (patent pending) that seeks to cushion downside volatility and provide current income, while positioning the portfolio to capture a significant amount of upside opportunity from investments in technology and technology-related stocks.

•	A level rate distribution policy.

Investment Team
•	Paul Wick is a Portfolio Manager of the Fund. He has managed Seligman Communications and Information Fund since 1990 and is one of the longest tenured managers in the technology category. As the leader of the Seligman Technology Team of RiverSource Investments, he has built a track record of consistently strong results in a variety of market conditions.

•	Ajay Diwan is a Portfolio Manager of the Fund. He began his investment career in 1992, and has been a member of the Seligman Technology Team since 2001. He is a Co- Portfolio Manager of Seligman Communications and Information Fund.

•	John Schonberg is also a Portfolio Manager of the Fund. He is a Senior Portfolio Manager for RiverSource Investments who brings his expertise in options to the Fund’s investment process. His experience includes five years as the head of a U.S. equity market-neutral private investment vehicle and managing the active, risk management call-writing strategy for the Seligman® TargETFunds.
Technology-Focused Investment Strategy
Under normal conditions, the Fund intends to invest at least 80% of its managed assets in technology and technology-related companies that Riversource Investments believes offer attractive opportunities for capital appreciation. Up to 25% of those assets could be invested in companies organized outside of the United States.
“Our team may be one of the deepest in technology investing, and includes 14 analysts who provide intensive bottom-up research,” says Wick. He noted that the team’s rigorous investment process focuses on companies that exhibit strong growth potential, high profit margins or return on capital, attractive valuations or cash flow, quality management and unique competitive advantages.
“Technology remains a potent growth theme in the domestic and global economies, and has historically produced impressive returns during market recoveries,” added Diwan.
Rules-Based Call Option Writing Strategy
A rules-based call option writing strategy managed by John Schonberg seeks to cushion downside volatility and produce current income, while still positioning the Fund to capture significant amount of upside opportunity from its investments in technology and technology-related stocks. Under its rules-based option strategy, the Fund will write call options on the NASDAQ 100 Index or its exchange-traded fund equivalent (the “NASDAQ 100”) on a month-to-month basis, with an aggregate notional amount typically ranging from 25 - 90% of the underlying value of the Fund’s holdings of common stock.
In addition to the rules-based option strategy, the Fund may write additional calls (to a maximum of 90% of the underlying value of the Fund’s holdings of common stock) when aggregated with the call options written pursuant to the rules-based option strategy) when call premiums are attractive relative to the risk of the price of the NASDAQ 100.
“In general, we expect to write more options when market volatility (and, accordingly, premiums are high) is high and fewer when volatility (and, accordingly, premiums are low) is modest,” said Schonberg, whose call option experience includes five years as head of a market-neutral equity vehicle and manager of the risk management strategy for a target-date fund series. “The Fund is for financial advisors whose clients are interested in potentially attractive return opportunities, but have concerns about unmanaged volatility,” added Schonberg.
The Fund may also seek to provide downside protection by purchasing puts on the NASDAQ 100 when premiums on these options are considered by RiverSource Investments to be low and, therefore, attractive relative to the downside protection provided.
Level Rate Distribution Policy
Commencing with the Fund’s first distribution, the Fund (subject to Board approval) intends to make quarterly cash distributions to Common Stockholders at a rate that reflects the past and projected performance of the Fund.
Fund Facts
Initial Share Price: $20.00
Minimum Investment: $2,000
Distributions: Quarterly, subject to Board approval
Management Fee: 1.00% of the Fund’s average daily managed assets
Estimated other expenses: 0.26% of the Fund’s average daily managed assets
Important Disclosures:
This press release shall not constitute an offer to sell these securities or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of any such state.
Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. The prospectus, which contains this and other information about the Fund, may be obtained by calling your financial professional or RiverSource at (800) 221-2450 or visiting www.seligman.com. Read the prospectus carefully before you invest or send money.
The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. The Fund’s investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.
There is no assurance that the Fund will meet its investment objectives or that distributions will be made. You could lose some or all of your investment. In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.
Below are certain particular risks relating to the Fund’s investment program. Please see the “Risks” section of the Fund’s prospectus for more complete information on the risks applicable to an investment in the Fund.

The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. In addition, a rising interest rate environment tends to negatively affect technology and technology-related companies. In such an environment, those companies with high market valuations may appear less attractive to investors, which may cause sharp decreases in the companies’ market prices. Further, those technology-companies seeking to finance their expansion would have increased borrowing costs, which may negatively impact their earnings. As a result, these factors may negatively affect the performance of the Fund. The Fund may also be susceptible to factors affecting the technology and technology-related industries, and the Fund’s net asset value may fluctuate more than a fund that invests in wider range of industries. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets. Past performance of technology markets does not guarantee or indicate future investment results.
A principal aspect of the Fund’s investment strategy involves writing call options on the NASDAQ 100. This part of the Fund’s strategy subjects the Fund to certain additional risks. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction maybe unsuccessful to some degree because of market behavior or unexpected events. The principal factors affecting the market value of an option include supply and demand, interest rates, and the current market price of the underlying index or security in relation to the exercise price of the option, the actual or perceived volatility of the underlying index or security and the time remaining until the expiration date. The rules-based option strategy is based upon RiverSource Investments’ research and may change over time based upon the Fund’s experience and market factors.
In addition to call options or other options strategies, the Fund may use other derivatives, such as, among others, total return and other types of swaps, forward contracts, futures and options on futures and swaps. The Fund’s use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in the investments underlying these derivatives. Derivatives may be volatile and involve significant risk, such as, among other things, credit risk, currency risk, leverage risk and liquidity risk. They also involve the risk of mispricing or improper valuation and correlation risk (i.e., the risk that changes in the value of the derivative may not correlate perfectly, or to any degree, with the underlying asset, interest rate or index). Using derivatives can disproportionately increase losses and reduce opportunities for gains when security prices, indices, currency rates or interest rates are changing in unexpected ways. The Fund may suffer disproportionately heavy losses relative to the amount of its investments in derivative contracts.

NOT FDIC INSURED  •  MAY LOSE VALUE  •  NO BANK GUARANTEE  •  NOT A
DEPOSIT  •  NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

This press release was prepared by RiverSource Fund Distributors, Inc., Member FINRA. Seligman Premium Technology Growth Fund is managed by RiverSource Investments, LLC. RiverSource Investments is part of Ameriprise Financial, Inc. Seligman is an offering brand of RiverSource Investments.
© 2009 RiverSource Investments, LLC. All rights reserved.
SL-9922-99 C (11/09)